Exhibit 5.0


                  [FOSTER PEPPER & SHEFELMAN LLP LETTERHEAD]


                                March 24, 1999

Board of Directors
Newco Alaska, Inc.
331 Dock St.
Ketchikan, Alaska  99907


      Re:   Reorganziation of First Bancorp

Ladies and Gentlemen:

      The undersigned has acted as counsel to Newco Alaska, Inc. (the "Company") in the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, covering shares (the "Shares") of the Company's Common Stock to be issued to shareholders of First Bancorp, Inc., in connection with the reorganization of First Bancorp, pursuant to an Agreement and Plan of Reorganization (the "Agreement"), dated March 15, 1999, by and between the Company and First Bancorp.

      In the course of our representation we have examined the Registration Statement, the Agreement, copies of the Certificate of Incorporation, Bylaws, and excerpts of minutes of meetings of the Boards of Directors of the Company. We have also received from officers of the Company certain representations concerning factual matters. We have reviewed such documents and have made such review of laws as we consider necessary for purposes of this opinion.

      We have relied as to matters of fact upon the above documents and investigation. We have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

      Based upon the foregoing and subject to the qualifications and exceptions heretofore and hereinafter set forth, we are of the opinion that, when the Registration Statement has been declared effective, the applicable provisions of state securities laws have been complied with, the reorganization is consummated and the Company has issued the Shares in the manner as provided by the Agreement and as described the Registration Statement, the Shares will be validly issued and fully paid, and non-assessable.

      The opinion herein expressed are specifically subject to and qualified by the following:

      This opinion is limited to the General Corporation Law of the State of Delaware and applicable federal laws of the United States of America and to the facts bearing on this opinion as they exist on the date of this letter.



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      We hereby  consent  to the  filing of this  opinion as an Exhibit to the
Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus.

                                    Very truly yours,

                                    /s/  Foster Pepper & Shefelman LLP

                                    FOSTER PEPPER & SHEFELMAN LLP






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